UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                     November 30, 2007
Parametric Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)
Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152

(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714

(Address of Principal Executive Offices)	(Zip Code)
(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-2.1 Share Purchase Agreement dated as of October 31, 2007

Section 2 – Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.
On November 30, 2007, Parametric Technology Corporation (“PTC”), through Parametric Technology GmbH, a wholly-owned subsidiary of PTC (“Purchaser”), completed the acquisition of CoCreate Software GmbH (“CoCreate”) pursuant to the terms of a Share Purchase Agreement dated as of October 31, 2007 by and among Max Participations II, S.a.r.l., Mr. William Gascoigne and Mr. Anand Gowda (“Sellers”), CoCreate, PTC and Purchaser, as amended by an Amendment Agreement dated as of November 30, 2007 by and among the Sellers, CoCreate, PTC and Purchaser (together, the “Share Purchase Agreement”) for approximately $250 million in cash, net of cash acquired and excluding expenses.
CoCreate is a provider of PLM and CAD modeling solutions.
The Share Purchase Agreement provides for PTC to be indemnified for losses resulting from breaches of Sellers’ representations, warranties and covenants, certain tax liabilities, and certain other matters. The sum of $25 million of the purchase price was placed in escrow as the exclusive source, subject to certain exceptions, for satisfaction of such losses as to which claims are made, subject to certain exceptions, by December 31, 2008.
The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
PTC intends to provide the financial statements of CoCreate Software GmbH for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form.
(b)	Pro Forma Financial Information.
PTC intends to provide pro forma financial information under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form.
(d)  Exhibits.

Exhibit 2.1	Share Purchase Agreement dated as of October 31, 2007 by and among Max Participations II, S.a.r.l., Mr. William Gascoigne and Mr. Anand Gowda (“Sellers”), CoCreate Software GmbH (“CoCreate”), Parametric Technology Corporation (“PTC”) and Parametric Technology GmbH (“Purchaser”), as amended by an Amendment Agreement dated November 30, 2007 by and among Sellers, CoCreate, PTC and Purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: December 3, 2007	By:	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President & Chief Financial Officer

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